EX-10.115

                        EMPLOYMENT TERMINATION AGREEMENT

      THIS AGREEMENT effective as of January 30, 2002 is entered into by and among Edison Chae ("Executive"), Spacelogix, Inc., a Delaware corporation ("Company") and Vizacom, Inc. ("Vizacom").

                                   WITNESSETH

      WHEREAS, Executive and Company are parties to that certain Employment Agreement dated May 1, 2001 (the "Employment Agreement"); and

      WHEREAS, Executive and Company wish to terminate the Employment Agreement, and cancel all rights and obligations of either party thereunder, in exchange for the consideration and other mutual agreements specified herein.

      NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Termination of Employment Agreement. Executive's employment with the Company and the Employment Agreement are hereby terminated effective December 31, 2001 (the "Termination Date") and Executive and Company are hereby discharged and released from any further rights or obligations under the Employment Agreement after such date, including without limitation, those contained in Section 8a, 8b and 8c of the Employment Agreement but expressly excluding those contained in Section 8d thereof which shall remain in full force and effect.

      2. Payment of Certain Compensation and Expenses. Upon receipt from the Company and/or Vizacom of reimbursement from Metronexus of expenses incurred by Executive in connection with such client through December 31, 2001, Company and Vizacom jointly and severally agree to reimburse Executive for such expenses in an amount not to exceed Five Thousand Dollars ($5,000.00). Upon the execution hereof, the Company shall pay to Executive all compensation due to Executive pursuant to the Employment Agreement through December 31, 2001 and $1,500.00 as payment in full for all other unreimbursed expenses incurred by Executive on behalf of the Company through the Termination Date.

      3. Delivery of Vizacom Stock. Vizacom shall, as soon as reasonably possible after the date of this Agreement, deliver to Executive such number of shares of Vizacom stock as Executive is entitled to pursuant to the merger of the Company and Vizacom based on Executive's ownership of 11,636 shares of Company stock. Executive acknowledges that he is not entitled to vest in any additional shares of Company stock pursuant to the Employee Stock Purchase Agreement between Executive and Company dated May 1, 2001.

      4. Release of Claims. The Executive hereby releases all claims he may have against Vizacom and the Company, their directors, officers, shareholders, agents and employees (collectively, the Releasees") individually or derivatively, arising up to and including the date of execution of this Agreement and Release, whether known or unknown, in law or equity, of whatever nature. The Executive acknowledges that he may later acquire information or knowledge of a potential claim against the Releasees after the execution of this Agreement and acknowledges his intent to release any such claims arising up to and including the date of execution of this Agreement

      5. Successor and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns. The parties specifically acknowledge that this Agreement shall be binding upon Vizacom.

      6. Law Governing and Jurisdiction. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

      7. Tax Advice. The Executive acknowledges that he has not received tax advice regarding any taxable impact of this Agreement and Release from Vizacom, the Company or any of its agents. To the extent the Executive wishes to obtain such advice, he acknowledges that he has done or will do so from sources other than Vizacom, the Company and any of its agents.

      8. Severability. If any portion or provision of this Agreement is held unconstitutional, invalid, or unenforceable, the remainder of the Agreement will be deemed severable, will not be affected, and will remain in full force and effect.

      9. Entire Agreement. This Agreement contains the full, final and exclusive statement of the agreement of the parties hereto with respect to the matters contained herein, and no promises, agreements or representations shall be binding upon any of the parties unless set forth herein. The parties hereto specifically acknowledge that this Agreement supersedes any prior agreements the parties may have had, written, oral or otherwise. This Agreement has been duly authorized on behalf of Company and Vizacom.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                              Spacelogix, Inc.

By:/s/ Edison Chae                            By: /s/ Paul Block
   ----------------------------------            -------------------------------
   Edison Chae                                Name: Paul Block
                                                   -----------------------------
                                              Title: CEO
                                                    ----------------------------


                                              Vizacom, Inc.

                                              By: /s/ Paul Block
                                                 -------------------------------
                                              Name: Paul Block
                                                   -----------------------------
                                              Title: EVP
                                                    ----------------------------